EXHIBIT 99.1

April 19, 2006

NORTHERN STATES FINANCIAL
FIRST QUARTER NET INCOME DECLINES

Increased Semi - Annual Dividend Declared

WAUKEGAN, IL, April 19, 2006 - Northern States Financial Corporation (Nasdaq: NSFC), holding company for NorStates Bank, today reported earnings for the first quarter of 2006 of $543,000, or $.13 per share, compared with $1,025,000, or $.24 per share for the like quarter of 2005, a decrease of 47 percent.

On April 18, 2006, the board of directors of the Northern States Financial Corporation declared a semi-annual cash dividend of $.30 per share, which is an increase of $.23 from the previous dividend paid December 1, 2005 of $.07 per share. This dividend is payable on June 1, 2006 to stockholders of record at May 15, 2006.

Earnings were impacted unfavorably during the first quarter of 2006 by a decrease to net interest income of $1.6 million as interest rates paid on deposits and borrowings continue to rise more quickly than rates earned on loans and securities. Also affecting net interest income earned on loans were increased levels of nonaccrual loans that totaled $21.4 million at March 31, 2006 compared with $16.8 million at March 31, 2005.

There was no provision for loan and lease loss expense during the first quarter of 2006 as compared with $653,000 during the same quarter last year. Management’s analysis of the allowance for loan and lease losses at March 31, 2006 showed that the allowance of $10.6 million is adequate to cover probable incurred loan and lease losses.

Total assets declined from year-end levels. Assets totaled $707.7 million at March 31, 2006, decreasing $14.8 million or 2.1 percent from total assets of $722.5 million at December 31, 2005. Securities decreased $13.4 million and loans and leases declined $3.2 million from year-end 2005. Deposits decreased $9.8 million compared to December 31, 2005, while securities sold under repurchase agreements declined $6.7 million.

NSFC Press Release
April 19, 2006

Northern States Financial Corporation is the holding company for NorStates Bank, a full-service commercial bank with eight branches in Lake County, Illinois. NorStates Bank is the successor to financial institutions dating to 1919. NorStates Bank serves the populations of northeastern Illinois and southeastern Wisconsin.

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company’s loan and lease portfolios, uncertainty regarding the Company’s ability to ultimately recover on the surety bonds relating to equipment lease pools and other loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company’s market area, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements.

NSFC Press Release
April 19, 2006

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

Quarter ended March 31:	2006	2005
Net Income	$543	$1,025
Basic Earnings Per Share	$.13	$.24
Return on Average Assets	.30%	.55%
Return on Average Equity	3.06%	5.57%
Efficiency Ratio	86.79%	67.14%
Yield on Interest Earning Assets	5.23%	4.92%
Cost of Interest Bearing Liabilities	3.28%	1.96%
Net Interest Spread	1.95%	2.96%

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

	March 31, 2006	Dec. 31, 2005
Total Assets	$707,731	$722,528
Total Loans and Leases	397,264	400,502
Total Deposits	544,612	554,449
Total Stockholders’ Equity	71,478	70,752
Nonperforming Loans and Leases	21,676	21,912
Nonperforming Loans and Leases to Total Loans and Leases	5.46%	5.47%
Restructured Loans	$10,491	$10,533
Impaired Loans and Leases	31,888	32,054
Book Value per Share	$16.64	$16.47
Number of Shares Outstanding	4,295,105	4,295,105

NSFC Press Release
April 19, 2006

NORTHERN STATES FINANCIAL CORPORATION
DIVIDEND HISTORY

	June 1	December 1	Total
2001	$.48	$.52	$1.00
2002	.53	.53	1.06
2003	.54	.54	1.08
2004	.55	.55	1.10
2005	.55	.07	.62
2006	.30

For Additional Information, Contact:
Fred Abdula, Chairman of the Board (847) 244-6000 Ext. 238
Websites: www.nsfc.com
  www.nsfc.net

NSFC Press Release
April 19, 2006

NORTHERN STATES FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
March 31, 2006 and December 31, 2005 (In thousands of dollars) (Unaudited)
Assets	March 31, 2006	December 31, 2005
Cash and due from banks	$20,456	$23,586
Interest bearing deposits in financial institutions - maturities less than 90 days	224	120
Federal funds sold	10,988	5,962
Total cash and cash equivalents	31,668	29,668
Securities available for sale	251,676	265,067
Loans and leases	397,264	400,502
Less: Allowance for loan and lease losses	(10,618)	(10,618)
Loans and leases, net	386,646	389,884
Federal Home Loan Bank and Federal Reserve Bank stock	2,086	2,086
Office buildings and equipment, net	9,513	9,427
Other real estate owned	4,431	4,431
Goodwill	9,522	9,522
Core deposit intangible asset	2,202	2,318
Accrued interest receivable	4,094	3,901
Other assets	5,893	6,224
Total assets	$707,731	$722,528
Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand - noninterest bearing	$57,136	$63,329
Interest bearing	487,476	491,120
Total deposits	544,612	554,449
Securities sold under repurchase agreements	66,410	73,093
Federal funds purchased	0	0
Federal Home Loan Bank advance	6,500	6,500
Subordinated debentures	10,000	10,000
Advances from borrowers for taxes and insurance	1,222	830
Accrued interest payable and other liabilities	7,509	6,904
Total liabilities	636,253	651,776
Stockholders' Equity
Common stock	1,789	1,789
Additional paid-in capital	11,584	11,584
Retained earnings	66,069	65,526
Accumulated other comprehensive income (loss), net	(3,304)	(3,487)
Treasury stock, at cost	(4,660)	(4,660)
Total stockholders' equity	71,478	70,752
Total liabilities and stockholders' equity	$707,731	$722,528

NSFC Press Release
April 19, 2006

NORTHERN STATES FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2006 and 2005
(In thousands of dollars, except per share data) (Unaudited)
	Three months ended
Interest income	March 31, 2006	March 31, 2005

Loans (including fee income)	$6,474	$6,503
Securities
Taxable	2,136	1,903
Exempt from federal income tax	58	83
Federal funds sold and other	83	93
Total interest income	8,751	8,582
Interest expense
Time deposits	2,832	2,017
Other deposits	978	539
Repurchase agreements and federal funds purchased	703	315
Federal Home Loan Bank advances	63	95
Subordinated debentures	155	0
Total interest expense	4,731	2,966
Net interest income	4,020	5,616
Provision for loan and lease losses	0	653
Net interest income after provision for loan losses	4,020	4,963
Noninterest income
Service fees on deposits	585	554
Trust income	216	194
Loss on sale of securities available for sale	0	(169)
Other operating income	289	290
Total noninterest income	1,090	869
Noninterest expense
Salaries and employee benefits	2,256	2,250
Occupancy and equipment, net	616	508
Data processing	379	376
Legal	102	72
Audit and other professional	327	313
Amortization of intangible assets	116	116
Printing and supplies	140	93
Other operating expenses	499	626
Total noninterest expense	4,435	4,354
Income before income taxes	675	1,478
Provision for income taxes	132	453
Net income	$543	$1,025

Basic and diluted earnings per share	$0.13	$0.24